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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-84081) pertaining to the WatchGuard Technologies, Inc. 1999 Stock Purchase Plan and the WatchGuard Technologies, Inc. 1996 Stock Incentive Compensation Plan of our report dated February 4, 2000, with respect to the financial statements and schedule of WatchGuard Technologies, Inc. included in the Annual Report (Form 10-K/A) for the year ended December 31, 1999.

                                                  ERNST & YOUNG LLP

Seattle, Washington
April 28, 2000